Exhibit 99.2

For Immediate Release

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES PRICING OF UPSIZED PUBLIC OFFERING OF

6,000,000 SHARES OF COMMON STOCK

PASADENA, Calif. – January 5, 2021 – Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) today announced the pricing of its upsized public offering of 6,000,000 shares of the Company’s common stock at a price of $164.00 per share in connection with the forward sale agreements described below. The Company also granted the underwriters a 30-day option to purchase up to 900,000 additional shares. The offering is expected to close on or about January 8, 2021, subject to customary closing conditions.

J.P. Morgan, BofA Securities, Citigroup, Goldman Sachs & Co. LLC and RBC Capital Markets are acting as joint book-running managers for the offering. BTIG, Mizuho Securities, Scotiabank, SMBC Nikko, Barclays, BNP PARIBAS and Truist Securities are acting as book-running managers for the offering. Baird, Evercore ISI, JMP Securities LLC, BBVA, Capital One Securities, Fifth Third Securities, PNC Capital Markets LLC, Regions Securities LLC, TD Securities and Ramirez & Co., Inc. are acting as co-managers for the offering.

The Company has entered into forward sale agreements JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC and Royal Bank of Canada (the “forward purchasers”) with respect to 6,000,000 shares of its common stock (and expects to enter into forward sale agreements with respect to an aggregate of 6,900,000 shares if the underwriters exercise their option to purchase additional shares in full). In connection with the forward sale agreements, the forward purchasers or their affiliates are expected to borrow and sell to the underwriters an aggregate of 6,000,000 shares of the common stock that will be delivered in this offering (or an aggregate of 6,900,000 shares if the underwriters exercise their option to purchase additional shares in full). Subject to its right to elect cash or net share settlement, which right is subject to certain conditions, the Company intends to deliver, upon physical settlement of such forward sale agreements on one or more dates specified by the Company occurring no later than July 5, 2022, an aggregate of 6,000,000 shares of its common stock (or an aggregate of 6,900,000 shares if the underwriters exercise their option to purchase additional shares in full) to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price, less underwriting discounts and commissions, and will be subject to certain adjustments as provided in the forward sale agreements.

The Company will not initially receive any proceeds from the sale of shares of its common stock by the forward purchasers or their affiliates in the offering. The Company expects to use the net proceeds, if any, it receives upon the future settlement of the forward sale agreements to fund pending acquisitions, including 401 Park Drive, 201 Brookline Avenue and a related future development opportunity in the heart of the Company’s Greater Boston life science cluster market, with remaining proceeds, if any, to be used for general working capital and other corporate purposes, which may include the reduction of the outstanding balance, if any, on the Company’s unsecured senior line of credit, the outstanding balance, if any, and the outstanding indebtedness, if any, under the Company’s commercial paper program. Selling common stock through the forward sale agreements enables the Company to set the price of such shares upon the pricing of the offering (subject to certain adjustments) while delaying the issuance of such shares and the receipt of the net proceeds by the Company until the expected funding is required.

The offering is being made pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: J.P. Morgan, Attn: Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1-866-803-9204; BofA Securities, NC1-004-03-43, Attn: Prospectus Department, at 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, or email at dg.prospectus_requests@baml.com; Citigroup, Attn: Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 800-831-9146 or email at prospectus@citi.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, at 200 West Street, New York, NY 10282, or by telephone at 866-471-2526, or email at prospectus-ny@ny.email.gs.com; or RBC Capital Markets, Attn: Prospectus Department, at Three World Financial Center, 200 Vesey Street 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089.

Alexandria, an S&P 500® urban office real estate investment trust, is the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, technology and agtech campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland and Research Triangle.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of common stock (including an option to purchase additional shares of common stock), its intended use of the proceeds and the expected closing date of the offering. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, Vice President – Corporate Communications, (626) 788-5578, skabakoff@are.com

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